Exhibit 99.1

Press Release March 15, 2023
7575 W. Jefferson Blvd.
Fort Wayne, IN 46804

Steel Dynamics Provides First Quarter 2023 Earnings Guidance

FORT WAYNE, INDIANA, March 15, 2023 / PRNewswire / Steel Dynamics, Inc. (NASDAQ/GS: STLD) today provided first quarter 2023 earnings guidance in the range of $3.47 to $3.51 per diluted share. Excluding the impact from costs associated with the startup of the company’s Sinton Texas Flat Roll Steel Mill growth investment of an estimated $78 million, or $0.31 per diluted share, the company expects first quarter 2023 adjusted earnings to be in the range of $3.78 to $3.82 per diluted share.

Comparatively, the company’s sequential fourth quarter 2022 earnings were $3.61 per diluted share, and adjusted earnings were $4.37 per diluted share excluding additional performance-based companywide special compensation of approximately $0.09 per diluted share (awarded to all non-executive, eligible team members in recognition of the company’s exceptional annual performance) and costs of $0.67 per diluted share associated with startup of the company's Texas Flat Roll Steel Mill. Prior year first quarter earnings were $5.71 per diluted share and adjusted earnings were $6.02 per diluted share, excluding costs of $0.31 per diluted share, associated with construction and startup of the company's Texas Flat Roll Steel Mill.

First quarter 2023 profitability from the company’s steel operations is expected to be meaningfully stronger than sequential fourth quarter results, based on increased shipments across the platform more than offsetting metal spread compression as average realized selling values associated with lagging indexed-contracts declined in the quarter. Steel pricing has since strengthened in the first quarter, and steel producer lead times have extended as steel demand is strong. The automotive, non-residential construction, energy, and industrial sectors continue to lead demand. Included in the company’s first quarter 2023 guidance estimate and as previously discussed, the first quarter 2023 steel earnings are expected to be negatively impacted by an estimated $64 million, or $0.26 per diluted share, as the steel mills work through the higher-cost pig iron that was purchased earlier in 2022 during the early stages of Russia’s invasion of Ukraine.

First quarter 2023 earnings from the company’s metals recycling operations are also expected to be significantly higher than sequential fourth quarter results, based on substantially stronger metal margin and volumes for both ferrous and nonferrous products, as selling values and demand continue to improve throughout the quarter.

First quarter 2023 earnings from the company’s steel fabrication operations are expected to be historically very strong, but lower than record sequential fourth quarter results, based on lower shipments due primarily to supply-chain constraints facilitated by extending backlogs for steel fabricator customers and lack of sufficient construction materials and skilled labor, resulting in some projects being delayed to later this year. First quarter 2023 metal margins are expected to be comparable with record fourth quarter margins, and order activity has strengthened from fourth quarter 2022 seasonal levels. The non-residential construction sector remains strong, as further evidenced by a solid order backlog with robust forward-pricing for the company’s steel fabrication platform. In addition, the continued onshoring of manufacturing, coupled with the robust U.S. infrastructure program and industrial build-outs, supports strong demand in the coming years.

Based on continued confidence in the company’s earnings outlook and cash flow generation, the company repurchased $295 million, or 1.4 percent, of its common stock during the first quarter through March 9, 2023. The company’s board of directors also increased the company’s first quarter 2023 cash dividend 25 percent.

About Steel Dynamics, Inc.

Steel Dynamics is one of the largest domestic steel producers and metals recyclers in the United States, based on estimated annual steelmaking and metals recycling capability, with facilities located throughout the United States, and in Mexico. Steel Dynamics produces steel products, including hot roll, cold roll, and coated sheet steel, structural steel beams and shapes, rail, engineered special-bar-quality steel, cold finished steel, merchant bar products, specialty steel sections and steel joists and deck. In addition, the company produces liquid pig iron and processes and sells ferrous and nonferrous scrap.

Note Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that Adjusted Diluted Earnings Per Share, a non-GAAP financial measure, provides additional meaningful information regarding the company’s performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, Adjusted Diluted Earnings Per Share included in this release may not be comparable to similarly titled measures of other companies.

Forward-Looking Statements

This report contains some predictive statements about future events, including statements related to conditions in domestic or global economies, conditions in steel, aluminum, and recycled metals market places, Steel Dynamics' revenues, costs of purchased materials, future profitability and earnings, and the operation of new, existing or planned facilities. These statements, which we generally precede or accompany by such typical conditional words as "anticipate", "intend", "believe", "estimate", "plan", "seek", "project", or "expect", or by the words "may", "will", or "should", are intended to be made as "forward-looking", subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not guarantees of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) domestic and global economic factors; (2) global steelmaking overcapacity and imports of steel, together with increased scrap prices; (3) pandemics, epidemics, widespread illness or other health issues, such as COVID-19 or its variants; (4) the cyclical nature of the steel industry and the industries we serve; (5) volatility and major fluctuations in prices and availability of scrap metal, scrap substitutes and supplies, and our potential inability to pass higher costs on to our customers; (6) cost and availability of electricity, natural gas, oil, or other energy resources are subject to volatile market conditions; (7) increased environmental, greenhouse gas emissions and sustainability considerations or regulations; (8) compliance with and changes in environmental and remediation requirements; (9) significant price and other forms of competition from other steel and aluminum producers, scrap processors and alternative materials; (10) availability of an adequate source of supply of scrap for our metals recycling operations; (11) cybersecurity threats and risks to the security of our sensitive data and information technology; (12) the implementation of our growth strategy; (13) litigation and legal compliance; (14) unexpected equipment downtime or shutdowns; (15) governmental agencies may refuse to grant or renew some of our licenses and permits; (16) our senior unsecured credit facility contains, and any future financing agreements may contain, restrictive covenants that may limit our flexibility; and (17) the impacts of impairment charges.

More specifically, we refer you to our more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in the sections titled Special Note Regarding Forward-Looking Statements at the beginning of Part I of this Report and Item 1A. Risk Factors, as well as in other subsequent reports we file with the Securities and Exchange Commission. These reports are available publicly on the Securities and Exchange Commission website, www.sec.gov, and on our website, www.steeldynamics.com under “Investors – SEC Filings.”

Contact: Investor Relations — +1.260.969.3500